Form C

Cover Page

Name of issuer:

Circle Medical Technologies, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/1/2015

Physical address of issuer:

333 1st Street
San Francisco CA 94105

Website of issuer:

http://www.circlemedical.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☑ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

137,058

Price:

$0.72962

Method for determining price:

Premoney valuation ($15,000,000) divided by number of outstanding securities

Target offering amount:

$100,000.30

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

11/26/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

13

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,375,958.00	$821,399.00
Cash & Cash Equivalents:	$1,153,920.00	$692,360.00
Accounts Receivable:	$155,815.00	$77,188.00
Short-term Debt:	$99,320.00	$114,720.00
Long-term Debt:	$5,427,942.00	$2,942,942.00
Revenues/Sales:	$804,733.00	$215,506.00
Cost of Goods Sold:	$1,066,502.00	$519,486.00
Taxes Paid:	$1,850.00	$3,368.00
Net Income:	($1,907,499.00)	($1,785,533.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Circle Medical Technologies, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
George Favvas	CEO	Circle Medical	2015
Jean-Sebastien Boulanger	CTO	Circle Medical	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
George Favvas	CEO	2015
Jean-Sebastien Boulanger	CTO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jean-Sebastien Boulanger	3183158.0 Common Stock	23.45
George Favvas	3183158.0 Common Stock	23.45

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

A former physician of Circle Medical Care of California, a California Professional Corporation, an affiliated medical practice, resigned in December 2017. After the physician resigned, the physician sent a demand letter in connection with matters relating to the employment relationship, with a demand of up to $20,000. The Company believes the claims are frivolous and without merit. The physician has not filed a complaint and the parties are currently discussing a settlement.

We are pushing boundaries in a highly regulated environment. While we believe we are fully compliant, it is not known for certain how the regulatory environment will evolve with respect to telemedicine and the use of artificial intelligence.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our model requires the participation of physicians, who tend to be risk averse and not familiar with startup environments and best practices. There is no guarantee that we will be able to recruit enough physicians at the rate required to keep up with our growth targets.

Prohibitions against the corporate practice of medicine in most large states require that medical services be rendered by physician-owned practices, which leads to the creation of a more complex corporate structure. This structure can slow down our execution.

We have vendor concentration risk in that over 99% of our revenue comes from one of six insurance companies.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 95% Operating Capital, including day-to-day operations, working towards profitability.

5% Wefunder Intermediary fees

If we raise: **$1,070,000**

Use of Proceeds: 46.72% Operating Capital

28% Product Development

20.28% Provider recruiting and expansion

5% Wefunder Intermediary fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

$15M pre-money valuation
See exact security attached as Appendix B, Investor Contracts.

Priced Round: $15,000,000 pre-money valuation

Securities Offered: Series Seed Preferred Stock

Price Per Share: $0.72962

Circle Medical Inc. is offering up to 1,466,516 of Series Seed Preferred Stock at a share price of $0.72962

Voting Proxy: These shares do not have voting rights, rather rights are proxied to the CEO.

Minimum Subscription: 137,058 of Series Seed Preferred Stock ($100,000.3)

Liquidation Preference: Preferred Stockholders will receive liquidation preferences.

Major Investor: $500,000

Each Major Investor has the right of first refusal to purchase the Major Purchaser's Pro Rata Share of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement; provided, however, the Major Purchaser will have no right to purchase any such New Securities if the Major Purchaser cannot demonstrate to the Company's reasonable satisfaction that such Major Purchaser is at the time of the proposed issuance of such New Securities an "accredited investor" as such term is defined in Regulation D under the Securities Act. A Major Purchaser's "Pro Rata Share" means the ratio of (a) the number of shares of Common Stock issued or issuable upon conversion of the shares of Series Seed Preferred Stock owned by such Major Purchaser, to (b) the Fully Diluted Share Number.

Repurchase Right:
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) three times (3 x) the Purchase Amount or (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "**Repurchase**," and such greater value, the "**Repurchase Value**"); *provided, however*, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Preferred Stock by the Conversion Price and is referred to as the "**Aggregate Value**"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

Dividends. The Corporation shall declare all dividends pro rata on Common Stock and Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose each holder of shares of Preferred Stock will be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder.

Drag Along Right. If a Deemed Liquidation Event (as defined in the Restated Certificate, attached) is approved by each of (i) the holders of a majority of the shares of Common Stock then-outstanding (other than those issued or issuable upon conversion of the shares of Series Seed Preferred Stock), (ii) the holders of a majority of the shares of Common Stock then issued or issuable upon conversion of the shares of Series Seed Preferred Stock then-outstanding and (iii) the Board, then each Stockholder shall vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by such Stockholder (collectively, the "*Shares*") in favor of, and adopt, such Deemed Liquidation Event and to execute and deliver all related documentation and take such other action in support of the Deemed Liquidation Event as may reasonably be requested by the Company to carry out the terms and provision of this Section 5.3, including executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. The obligation of any party to take the actions required by this Section 5.3 will not apply to a Deemed Liquidation Event if the other party involved in such Deemed Liquidation Event is an affiliate or stockholder of the Company holding more than 10% of the voting power of the Company. "*Stockholder*" means each Holder and Key Holder, and any transferee thereof.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Except as specified in the contract, any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchasers holding a majority of the then-outstanding shares of Series Seed Preferred Stock (or Common Stock issued on conversion thereof); provided, however, that any amendment will also require the additional written consent of the holders of a majority of the outstanding shares of Common Stock then held by all of the Common Control Holders.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	15,000,000	11,369652	Yes
Preferred Stock	15,000,000	4,604,110	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	2,200,000

Describe any other rights:

Common Stockholders have voting rights. Preferred shareholders do not have voting rights but will have a 1x liquidation preference. Options will convert into Common Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2015	Other	SAFE	$2,942,942	General operations
3/2017	Other	SAFE	$2,485,000	General operations
8/2018	Regulation D, Rule 506(b)	Preferred stock	$739,908	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	George Favvas
Amount Invested	$1,500.00
Transaction type	Safe
Issue date	11/05/15
Valuation cap	$12,000,000.00
Relationship	Cofounder/CEO

Cofounder skin in the game on same terms as other investors

Name	Jean-Sebastien Boulanger
Amount Invested	$1,500.00
Transaction type	Safe
Issue date	11/05/15
Valuation cap	$12,000,000.00
Relationship	Cofounder/CTO

Cofounder skin in the game on same terms as other investors

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're building a new kind of primary care practice that uses artificial intelligence to remodel the patient experience. Our technology assists and automates physician's decisions, which reduces the cost of care and delivers better outcomes for patients. We graduated from Y Combinator in 2015, tripled our growth this year, and expect to triple again next year. With our practice steeped in scalable tech, we're poised to take on a greater chunk of the $300B primary care market.

Healthcare has neglected patient experience for too long by prioritizing insurance companies and providers. At Circle Medical, we obsessively focus on patients. That means multiple ways to see a physician, quick answers to questions, and a seamless online interface to engage with your doctor and medical records. We're forging the path for a new kind of primary care, where all doctors are assisted by artificial intelligence to deliver better outcomes and experiences for patients.

Milestones

Circle Medical Technologies was incorporated in the State of Delaware in April 2015. **To comply with healthcare regulations, an affiliated practice, Circle Medical Care of California, a Professional Corporation, was incorporated in California in August 2015. The two entities report financial statements on a combined basis. Refer to the attached financial statements for more information.**

Since then, we have:

- 3x revenue growth this year; on track to 3x again next year.
- Raised $2.9M in first round from Y Combinator, Paul Buccheit (Gmail creator), Jawed Karim (YouTube Founder).
- Now raising second round. Already closed $3.5M from SV Angel (Ron Conway) and A.Capital.
- Y Combinator S15 graduate.
- 7x the margin of traditional primary care.
- 100+ corporate customers, including companies like General Electric, Twitch, Hilton, Atlassian, 23andMe, and others.
- In-network for 99% of patients in California by working with Anthem, Aetna, Cigna, United Healthcare, Blue Shield of California, and others.

Historical Results of Operations

Our company was organized in April 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $804,733 compared to the year ended December 31, 2016, when the Company had revenues of $215,506. Our gross margin was -32.53% in fiscal year 2017, compared to -141.05% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $1,375,958, including $1,153,920 in cash. As of December 31, 2016, the Company had $821,399 in total assets, including $692,360 in cash.
- *Net Loss.* The Company has had net losses of $1,907,499 and net losses of $1,785,533 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $5,527,262 for the fiscal year ended December 31, 2017 and $3,057,662 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $739,908 in equity and $5,477,950 in SAFEs, which have converted into equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Circle Medical Technologies, Inc. cash in hand is $742,156, as of August 2018. Over the last three months, revenues have averaged $114,239/month, cost of goods sold has averaged $64,844/month, and operational expenses have averaged $171,998/month, for an average burn rate of $122,603 per month. Our intent is to be profitable in 6 months.

The Company has already had 3x revenue growth this year and is on track to 3x again next year.

Over the next 3-6 months, due to new partnerships, expansion and outside investments we expect to double revenue and are planning for our net burn rate to decrease by 50%. We initially had some larger expenses but now we are avoiding the buildout and rent costs of individual clinics, we keep overheads low and can scale quickly and nimbly as corporate demand increases. We're operating in San Francisco now, and running a successful, oversubscribed pilot in Austin. These projections are based on seasonal flu shots as well as anticipated volume for three additional doctors/ providers. Two of three have already signed contracts and we have a contract for the third, so while we cannot guarantee it, we believe we will hit these targets.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.circlemedical.co//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Circle Medical Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

George Favvas
Jean-Sebastien Boulanger

Appendix E: Supporting Documents



INVEST IN CIRCLE MEDICAL

maximum target met

$0

raised of $0 maximum target from 0 investors

Artificial intelligence assisted medical care

We're building a new kind of primary care practice that uses artificial intelligence to remodel the patient experience. Our technology assists and automates physician's decisions, which reduces the cost of care and delivers better outcomes for patients. We graduated from Y Combinator in 2015, tripled our growth this year, and expect to triple again next year. With our practice steeped in scalable tech, we're poised to take on a greater chunk of the $300B primary care market.



George Favvas
CEO and Co-founder
YC S15. Founder of PerkHub, SmartHippo (acq RateZip). Early employee at Radialpoint ($300M exit).

Meet Dr. Tom Ronay, one of our physicians and Circle Medical's Medical Director.



$ 100 min

REMIND ME (4)

What you are investing in

Priced Round

$15M pre-money valuation

$0.73 per share
Preferred Stock

If you invest, you're betting Circle Medical will be worth more than $15M in the future.

Earning a return

Learn more about equity fundraises

healthcare artificial intelligence software y combinator consumer web mobile

Why you may want to invest

1. 3x revenue growth this year; on track to 3x again next year.
2. Raised $2.9M in first round from Y Combinator, Paul Buccheit (Gmail creator), Jawed Karim (YouTube Founder).
3. Now raising second round. Already closed $3.5M from SV Angel (Ron Conway) and A.Capital.
4. Y Combinator S15 graduate.
5. 7x the margin of traditional primary care.
6. 100+ corporate customers, including companies like General Electric, Twitch, Hilton, Atlassian, 23andMe, and others.
7. In-network for 99% of patients in California by working with Anthem, Aetna, Cigna, United Healthcare, Blue Shield of California, and others.
8. Our AI technology is fed by 10k medical records and 15k chat conversations.

Our Ambition

Healthcare has neglected patient experience for too long by prioritizing insurance companies and providers. At Circle Medical, we obsessively focus on patients. That means multiple ways to see a physician, quick answers to questions, and a seamless online interface to engage with your doctor and medical records. We're forging the path for a new kind of primary care, where all doctors are assisted by artificial intelligence to deliver better outcomes and experiences for patients.

circlemedical.co

Why I Like Circle Medical

> *Circle Medical's technology has allowed me to delivery better patient care and reduce time spent on documentation by 50% compared to when I worked at Kaiser. I get to spend more priceless time with my family.*



Dr. Nicole Tsang
FAMILY MEDICINE PHYSICIAN

THE BUZZ ABOUT CIRCLE MEDICAL

I love Circle Medical. They make my job so much easier and it makes me feel better knowing that my employees are getting primary care.



Chazlee Azevedo
Manager People Ops, Evernote

Given our remote location, having services such as Circle Medical onsite helps with employee recruiting and retention.



Caleb Moore
Former HR Site People Partner, GE Digital

It's been years since the healthcare industry started talking about the "patient experience," but it still has a long way to go to catch up to what most people want and expect from them. And there are a host of start-ups, including Circle Medical, that just might overtake the industry and disrupt it the way Uber has in the taxi business...I personally had a terrific experience at Circle Medical...I will never use any other healthcare provider unless I have to.



Denise Lee Yohn
Writer for Forbes

The doctor was very friendly and competent. She was encouraging and not like the condescending doctor I used to have. My doctor conveyed results over the app. I see some people say it's impersonal, but I beg to differ. It seems much more reliable than calling because my previous doctor didn't even call about my results nor leave a voice message, and I had to take the time to call them back during business hours only to put on hold for 10 mins so I can get to ask. Glad I made this switch, will continue to go to them for other things.



Shiya L.
Customer

Greeted immediately upon entering the office and someone named Andre checked me in with an iPad. Since I downloaded the Circle Medical app and submitted all my info before the appt, check-in took less than a minute. Dr. Tsang saw me within 5 minutes of my arrival, and she was very polite and attentive - felt like she was listening to me, answering my questions in detail, etc. The office was also very clean and quiet enough without feeling uncomfortable/"sterile". It was a nice touch that they had little peppermint patties, starbursts and hand sanitizer at the waiting area. :) Very polite employees and doctor, and would definitely come back again if I need to see a PCP!

Victoria C.
Verified Patient on Zocdoc

Dr. Ronay was attentive, professional, and above all, very helpful. When I walked into the building it looked like a tech focused business with a doctor's office. The office was clean, his staff was courteous, and there was basically no wait time. I learned that the company, Circle Medical, provides the option of them coming to you via a house call which is so convenient. Dr. Ronay followed up using chat in their app to make sure the treatment was effective along with care notes, which is more than most doctors I have seen care to do. All in all, it was a pleasant and successful experience. I will absolutely recommend Dr. Ronay.

Anonymous Patient
Sourced from Zocdoc

"I get nervous going to the doctor, but Dr. Seidel was incredibly kind, had a sense of humor and quickly put me at ease. I was impressed with the amount of time she spent with me and the genuine care she showed for my well-being and wanting to help me achieve my health goals. Oh, and the Circle Medical Office looks like a tech start-up, not a traditional doctor's office. That immediately helped settle my nerves. They're also paperless, which is wonderful. Someone will check you in quickly with an iPad and offer you water. Any questions/follow-up are easily answered over the Circle Medical App. I had a question for Dr. Seidel today and she wrote back within the hour. This was the most positive experience I've had with a doctor...

Anonymous Patient

Sourced from Zocdoc

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Circle Medical raises $2.9M to help promote its on-demand primary care service

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Circle Medical Brings A Full Service Medical Practice To You

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August 17, 2015 @ techcrunch.com

Using AI to Revolutionize the Primary Care Experience

No one likes going to the doctor's office. Between the long wait times, inconvenient hours, non-central locations, and a seemingly endless stream of paperwork, people tend to put off seeing a doctor until there's something wrong. This puts a strain on the entire healthcare system, as smart, preventive treatment is safer and cheaper than reactive medication.



Instead, we built a new primary care experience that uses AI to assist and automate physician's decisions. Imagine sitting in a doctor's office and instead of having to blindly trust the opinion and experience of one doctor, having thousands of data points available in seconds to help that doctor with their diagnosis. As our patient data grows, so will our technology, as eventually, our AI will be able to diagnose conditions, write prescriptions, and order and interpret tests. Together, we can deliver a stellar patient experience with better long-term outcomes than legacy healthcare.

Modernizing an Archaic Healthcare System

Our AI technology is the key to scaling healthcare, but we're also making an antiquated system more modern. Our customers can use our mobile-first interface to chat with physicians, receive appointment summaries after every visit, and scan insurance information. We have physicians on-site in 100+ businesses for a reason - smart companies are ready for smart healthcare.

23andMe

ATLASSIAN

EVERNOTE

UBISOFT

GYMBOREE

Hilton

Thumbtack

weebly

Y Combinator

FLEXPORT

TARGET

Our Vision: AI-Powered Physicians Treat Patients Everywhere

Bit by bit, the system learns from the decisions physicians make, from conversations patients have in our app, and their medical records. With each patient decision, our AI gets a little closer to our ultimate vision: everyone, no matter where they live, can access affordable, high-quality primary care. By focusing on technology, we're building a high-margin business – 7x the margin of traditional primary care.


600 images
9,600 medical records
15,600 chats
2,000 unique medical diagnoses
38,400 lab markers (blood tests)
6,600 prescriptions
2,640 specialist referrals

The Start: Hub-and-Spoke Model

In each market, we have one brick-and-mortar clinic as a base of operations, then scale with employer pop-up clinics. By avoiding the buildout and rent costs of individual clinics, we keep overhead low and can scale quickly and nimbly as corporate demand increases. We're operating in San Francisco now, and running a successful, oversubscribed pilot in Austin, TX.


Employer Pop-Ups
Employer Pop-Ups
Circle Medical

Many Ways to See a Physician



At work

Scheduled pop-up clinics. Easy win for HR: 3x fewer sick days for companies with on-site healthcare.



By video

Convenient and secure. Billed like a conventional in-network visit.


Circle Medical

At the clinic

Convenient location. Pre-filled data makes visits fast and easy.

Our Growth Tripled in the Last Year

And we're on track to triple again this year.



$800K
$600K
$400K
$200K
0
Spikes in Q4 due to flu shots
Projections based on historical sales
2016
Q2 '16
Q3 '16
Q4 '16
2017
Q2 '17
Q3 '17
Q4 '17
2018
Q2 '18
Q3 '18
Q4 '18
Quarterly Revenue

Projections for Q3 and Q4 2018 are based on seasonal flu shots as well as anticipated volume from three additional doctors/providers. Two of the three have already signed contracts and we have a contract out for the third, so we believe we will hit these targets. Projections for 2018 and later are dependent on variables outside of our control and there is no guarantee that the numbers will materialize as displayed.

Strong Traction

7x
Gross margin of traditional primary care

100+
Corporate Customers

99%
Patients in-network

Our Progress So Far

Early 2015 — George's Son Gets Sick
Frustrated at how difficult it was to find care for his ill son on vacation, George decides to build a better primary care.

Summer 2015 — Y Combinator
Circle Medical graduates from YC. Other graduates include AirBnb, Dropbox, and Stripe.

September 2015 — San Francisco Launch
We opened our first clinic in SF and began the original model of home doctor visits.

November 2015 — Raised $2.9M
Round led by Collaborative fund, with participation from investors like Tencent, Real Ventures, and Paul Buccheit.

March 2016 — Shift to Employer Pop-Ups
Employers love the pop-up clinic model, and Circle pays no rent on these spaces.

April 2017 — Launch Video Visits
Video visits currently account for 10% of appointment volume and growing.

February 2018 — End House Calls
Circle now focused on brick-and-mortar clinic and employer pop-ups.

May 2018 — AI Launch: Margins Increase
Magins rapidly improve as AI is used to triage patients and help doctors with documentation.

August 2018 — GE Pop-Up Clinic
Largest customer to date as our clients diversify.

September 2018 — Well Health Technologies Strategically Invests
Canadian primary care provider invests and signs LOI with a view to licensing Circle's software in 2019.

Let's Build a Better Patient Experience

September 13, 2018

Dear Potential Investors,

We live in a time of unprecedented change, yet our healthcare system has not evolved. The U.S. spends more money per capita on healthcare in the developed world, yet we have the shortest lifespan.

Software and artificial intelligence can solve the problems of too few physicians, too much data and a cumbersome patient experience.

Most healthcare software companies fail to bring their products to market and die trying to sell great software to well-intentioned but slow-moving hospital systems.

Circle Medical has pioneered a full-stack approach. As both the healthcare provider and the software developer, we can innovate without permission and at startup speed.

And our model works. We have tripled in the past year and are on track to triple again, with margins that are 7x that of a traditional primary practice -- and growing -- as we continue to push the boundaries of automation.

We are already making a dent in the $300 billion primary care market. And we're just getting started.

I hope you will join us on this wild, bumpy, and incredibly important mission.

Sincerely,

George Favvas

CEO & Founder

Meet the Founders



George Favvas

CEO and Co-founder

YC S15. Founder of PerkHub, SmartHippo (acq RateZip). Early employee at Radialpoint ($300M exit).


Circle Medical

JS Boulanger

Co-founder and CTO

YC S15. Co-founder at PerkHub, CodaPay (acq. PayNearMe). MS Comp. Sci from McGill.

AND THE REST OF THE TEAM



Tom Ronay, MD

Medical Director

Medical Director at California Medical Detachment for 6+ years.



Bianca Vivas

Lab Director and Director of Clinical Operations

Degree in Clinical Laboratory Science and Medical Technology from City College of San Francisco



Cassandra Choi, RN

Director of Operations

9 years healthcare experience and a passion for innovation, experience in health technology industry



Patrick Rolfsen

Operations

Former Operations Analyst- LendingHome, Background in technology, project management, process design



Gabriel Benmergui

Product Engineer

Formerly Senior Frontend Developer at Scribd (YC S06). Internationally ranked Go player.



Ilana Seidell, MD, ABOIM

Doctor, Family and Integrative Medicine



Nicole Tsang, DO

Doctor, Family Medicine



Sarah Bradbury

Care Coordinator



Krystina Patel
Clinical Assistant



Millad Mohlenhoff, PA-C
Physician Assistant



Tonya Hoffman, MD, ABOIM
Doctor, Family & Integrative Medicine



Jennifer Herrera, PA-C
Physician Assistant

Raised $6,287,850From 12+ Investors

Y Combinator
Seed funded 1500+ startups (including AirBnB) with total valuation over $85 billion. 70 startups valued over $100m.

Ron Conway
SV Angel. 650+ investments including Facebook, Google, and Reddit.

Paul Buchheit
Partner at YCombinator, Founder of FriendFeed, Creator of GMail

Joe Montana
Investor in NerdWallet, GitLab. 49ers Quarterback in four Super Bowl wins.

Tencent
World's biggest investment corporation. Market value $500B.

Collaborative Fund
$250M and 50+ investments including TaskRabbit, Lyft, Blue Bottle Bottle, and Outdoor Voices.

MORE INVESTORS

Interview

Wefunder interviewed George Favvas on June 19, 2018.

– COLLAPSE ALL

WF: What is Circle Medical?

FAVVAS: Circle Medical is a new kind of primary healthcare practice We use technology and artificial intelligence to deliver a better patient experience, to deliver it at a lower cost, and to deliver better outcomes for patients.

WF: How did Circle Medical begin?

FAVVAS: My co-founder and I are Canadian. We moved to the Bay Area about six years ago and have always been frustrated with the healthcare system. Having grown up with a different system, we were attuned to all of the inefficiencies in the U.S. system and the lack of focus on the patient experience.

Then, in 2015, I was on vacation with my wife and our son, and he got sick. We were in Miami, and figuring out where to take him was just hell. So when I got back to San Francisco, I got a team together — my co-founder, our designer, and a physician — and we started exploring how we can rebuild primary care from the ground up. We did Y Combinator in the summer of 2015 and launched that fall.

WF: What problems are you solving?

FAVVAS: The issues that I faced in Miami were really booking problems and understanding insurance. I was in a different city, Blue Shield was my insurance, and their website was just a mess. I put in our ZIP code, did a search, got 10 links, and half had already gone out of business or no longer accepted the insurance.

I think that speaks to a larger challenge that we've perceived as we've gotten into this space: Lack of access and unequal access. The healthcare you have access to is a function of where you live and what kind of insurance you or your employer have. And then there's a lot of trial and error, you're spending a lot of time on hold in a very time-consuming process, just to figure out where you can go and get an appointment booked — before you even see a doctor.

There are inefficiencies throughout the cycle of getting a doctor and getting treated and establishing primary care. The vast majority of medical practices haven't evolved much in recent decades. There's a lot of filling out paperwork, waiting around for other people, and manual processes on the back end.

On top of that, the amount of time you get to spend with a doctor is shrinking, and that's because there aren't enough primary care physicians to take care of the population. It takes 12 or 15 years to train physicians. They're very highly paid. And yet a lot of the decision-making that physicians do can be automated using artificial intelligence. We're building that facet too. What we've learned is that it's not enough to just build a technology — then you have to sell it. It's a slow-moving hospital and healthcare system.

WF: What does Circle Medical look like now?

FAVVAS: We built a medical practice in San Francisco with full-time physicians on staff. It's up and running, it's profitable, and as the practice runs, bit by bit, we're automating different parts of the stack. We're on a path toward an AI-powered physician that can diagnose conditions, write prescriptions, order tests, and interpret them. That's a longer-term vision — it's going to take five to eight years to get there fully — so we're doing it progressively, with an existing medical practice. Our patients and physicians are training the algorithm.

WF: Are you solely focused on primary care?

FAVVAS: We're full-spectrum primary care, so we can manage the referral process for our patients. But we try to avoid specialist referrals when possible. Because our physicians have better tools and more time to spend with patients, they don't need to refer out as much. When they do make referrals, we manage the entire process for the patient. We use data on the back end to make sure we're referring the patient to a specialist who is in network, who accepts their insurance. We make sure their medical records flow seamlessly in both directions. We also rank specialists, so we're prioritizing those who have a quicker response time so patients have less waiting time.

WF: Who are your customers?

FAVVAS: We're very cognizant of the fact that primary care is a $300 billion market. We're going after it in a very deliberate fashion, starting with a narrow segment. The bulk of our patients are early adopters, millennials who work office jobs, probably in tech. The interface with the practice is through a mobile app only. In the early days, we opened a clinic down an alley in SoMa, one of the worst spots in the city, and the early adopters were okay with that. We just moved to a better location last week.

Our average patient today is 29 or 30 years old, works an office job, and is using Circle Medical because we're more convenient, there's less waiting, and they can manage everything, including their medical records, with an app.

We also partner with employers and bring pop-up clinics to companies. We have 12 companies right now that we provide healthcare to on a regular basis. We're essentially an extension of the benefits team. Our doctors will pop into these companies once every two weeks or once a month, and employees can use us as their primary care on-site. So in that channel, even though we're dealing directly with patients, the customer is also the HR department.

WF: What does Circle Medical offer patients that traditional primary care doesn't?

FAVVAS: A lot of millennials will use healthcare in a very transactional way, and that's because it's very inconvenient. A lot of doctors will have a three-month waiting period before you can see them, so millennials go to whoever is available for a specific issue and treat it very transactionally. They're doing that not because they wouldn't like to have a more ongoing relationship but just because they're busy, and convenience trumps everything else.

In our case, because the experience is managed through an app — your medical records are in the app, you can chat with your doctor through the app as well — it's a much, much more convenient way to see a doctor. We reserve a certain number of same-day appointments for existing patients. And if you have something acute or there's an emergency, we have a coordination team that will take care of whatever you need. We track your vaccination history, your prescriptions, and manage your referrals. That creates more touchpoints for the user to stay engaged.

WF: What's your strategy for growth in the near-term future?

FAVVAS: In each market where we operate, we're going to have one brick-and-mortar clinic, which is our hub. Once the hub fills up, growth is going to flip, and most of the growth then will be from the corporate channel. The brick-and-mortar is very, very easy to fill because there's such demand for primary care. It's low-hanging fruit for us. That said, we're not interested in scaling by building out a large network of brick-and-mortar clinics because we're not a retail business. We're fundamentally a software company.

The brick-and-mortar clinic is today the majority of our volume, but we expect that by next year, that'll flip, and the corporate channel will account for more volume. We like that because it's asset light. It's a lot easier to deploy physicians and scale without having a lot of capital expenditures on rent and office improvements.

In San Francisco, last year, we ran 97 clinics in 97 companies during flu season. When we create pop-up clinics in companies, our penetration rate is 20% to 25%, meaning 20% to 25% of the people we see will start using us for primary care. That's a very, very high rate of engagement. There aren't a lot of products that HR brings into a company that see that kind of penetration rate.

The average medical practice pays about $200 to acquire a primary care patient. We don't do any consumer marketing, so all of our patients come in through referrals, their insurance company website, and the outreach we do with HR departments. We can't hire physicians fast enough because there's so much demand for primary care and the waiting lists are so long.

We're starting now to work with some of the brokers that HR departments use to manage their healthcare plans. In the Bay Area, we have three brokers who work with us as channel partners to bring in HR departments.

We have a waiting list of other cities that our existing corporate customers want us to launch in, where they have satellite offices. We ran a pilot last quarter in Austin to test how ready we were for expansion and how ready the technology and product and processes were. We worked with two of our existing customers, Atlassian and Evernote and partnered with an existing physician. Everything we did was oversubscribed. Now we have a waiting list of companies in Austin, plus other cities that are waiting for us to launch.

WF: How fast are you growing?

FAVVAS: Month-over-month growth is a key metric of success. Right now, our 30-day NPS is 79 or 80, which puts us in a very elite band of brands and patient experiences. We've tripled in the last year and are on track to triple again in the next 12 months in the Bay Area alone.

We're going to start stacking on new markets. We're doing it in a demand-driven way, not just based on a list of cities by population. We're prioritizing the markets our existing customers want us in. We're planning on fully launching in Austin this year and in a third market next year. We have some candidates for that third market but haven't selected it yet.

In parallel, we've been working on getting compliance in place, because compliance is state-by-state in the medical space. We have compliance underway in 16 states. We want to have that ready so we can spin up new locations when we need to.

Our five-year plan puts us in 11 markets, generating $126 million in annual revenue.

WF: How do you make money?

FAVVAS: Today, we're in-network with all the major insurance companies except Kaiser. We bill them a fee for service every time we have an appointment. We break even at nine appointments per day per physician. Right now, we're averaging 13, and that's creeping up. At 13 appointments per day, our gross margins are 35%. A traditional brick-and-mortar clinic runs about 5% margins. So we're already doing significantly better, and as we automate, margins are going to continue to increase.

We launched two and a half years ago. We tripled in revenue in the last 12 months. We're at a $1.7 million annualized run rate. We're on track to triple again in the next three months. That growth comes from a couple of sources. First, we just moved our brick-and-mortar clinic into a larger location with twice the capacity, close to the Transbay terminal in San Francisco. On the corporate side, we're starting to work with larger and larger companies, so there's a growth trajectory there. And third, we want to launch in the Austin market this fall. We think we can grow faster in markets besides San Francisco because there's less competition. There are fewer startup-y healthcare options out there — it's basically going to be us and old-school hospital systems.

WF: How do you attract physicians?

FAVVAS: In current graduating batches from med schools, less than 10% of physicians go out to practice on their own. Fifty years ago, it was maybe half. What's driving that is the increasing complexity of insurance. If you go into practice for yourself, you have to manage the insurance companies. You have administrative challenges. You need to acquire patients. There are operations. Most physicians don't want to deal with all that, so they go to a place like Kaiser, where they can practice and know what their paycheck is and what the hours are and that's it.

So why would someone work at Circle versus Kaiser? We have a doctor who left Kaiser for us because she was seeing 25 patients a day. Our target is 16. She was working a lot of hours, spending time with clunky technology, spending a lot of time documenting patient encounters. She would spend two hours every night on patient charts. And she had no input into the system or the tools. She couldn't effect any change. At Circle, she can provide direct feedback to the engineer who's building the tool she uses. Her charting time has dropped by 50%.

We're not just making the patient experience easier — the AI, by anticipating some of the decisions physicians are going to make, can queue up a lot of the documentation and lab orders and prescriptions the physician is likely to need, and that saves them time.

Our environment is very different from most medical practices. It's fast-moving, there's a lot more technology. What we've learned is that a two-month, part-time trial, where a physician can come in on their day off or on a Saturday and see some patients, gives us a really good sense of how they're going to perform when they're full-time. Before we bring someone on full-time, we try them out part-time to make sure they're a good fit.

WF: Who are your competitors?

FAVVAS: In the Bay Area, the two main competitors are Sutter Health and Kaiser. Together, they have 60% to 70% market share. Everything else is fragmented. One Medical has more market share than our current demographic, but they're also experiencing the problem other practices have, which is that it's really hard to get an appointment with a physician because of demand. They need to grow by building new clinics, and that takes time — they have to source real estate and sign a lease and remodel whatever the place is, and they're on the hook for the rent, and they're usually in a high-cost location.

By focusing on the technology and automating what we can, we're going to be able to outperform those practices. They're investing in physical infrastructure. We're investing in software. Our view is that the future of primary care is going to be chatbots and AI that goes through the decision process that physicians do in their heads. That's where we're going to be able to scale. That's how we're going to be able to reduce costs. That's how we're going to offer consistently better outcomes — the AI will be up to date with the latest medical research, and it won't get tired at the end of the day like humans do.

The reason we're in primary care is that primary care doesn't do procedures. These are actions or flows that are a lot easier to automate. It's also where all the data comes back, because we have a holistic view of the patient. As we all continue on the path toward automation, the Kaisers and Sutter Healths don't build any software in house, and they're not going to be able to compete with our margins and our experience.

WF: What parts of the patient experience are you automating?

FAVVAS: We have a very, very heavily used chat feature in our app. Patients use it to chat about medical questions, billing support, scheduling – anything you can think of. We started off with physicians answering all the questions, and the system is learning from that. We're seeing about 5,000 questions per month. We're using natural language processing to understand the intent of what the person is chatting about, to label the chat, and assign it to the right person. That was the first step.

The next step, because we've already trained our patients to use the app, is to take specific flows and further automate them through the chatbot. If someone chats in and wants a prescription refill — previously, that might've gone to a physician who would look at their medical records, order labs, maybe ask the person a few questions, and then write the prescription. These are all things the chatbot will be able to collect from the patient. It will ask questions and order lab tests that are not up to date. Another example is a patient who wants to be tested for STIs — a chatbot could ask them a couple of questions, order the test, then the patient can come in to our office or go to any lab in the U.S. that we partner with to take the test. When the results come in, the chatbot can give the patient information and write a prescription if needed. There's a lot of low-hanging fruit that can be automated.

For a period of time, we'll essentially let AI make the decision and then send it to a physician for review. Think of the safety driver in a self-driving car. The safety driver will be there for a while, but it's going to enable physicians to process a lot more of these requests.

Currently, about 10% of our volume happens through telemedicine. A further 18% of appointments are these types of things we think are easy to automate, that don't require a lot of decision points. Ultimately, we believe 100% of this decision-making can be done by AI, and it'll be easier, quicker, and more accurate than a human physician. If you look at what a physician does, they collect information — by talking to patients, reviewing medical records, ordering, and interpreting tests — and then they run that through a decision tree, a result of what they learned in medical school plus real-world experience. They come out with a differential diagnosis, which is a ranked list of the most likely diagnoses. Then they start at the top and try to exclude what they can. AI can do the exact same thing. At that point, you may need certain procedures that we can farm out, like a lab test. Those can be done by less expensive, easier-to-access facilities.

That's the long, long-term view. In the meantime, we actually run the practice that we're building the software for. We are doing this in a piecemeal, progressive fashion. Right now, the electronic health records system that our physicians are using will actually suggest diagnoses to the physician based on the patient's symptoms and physical exam. We've made that first step. Today, the physician is still making the final decision — and as the physician is making those decisions, the AI is refining the algorithm, and we're collecting more data.

We have one of the largest sets of data that's being used for training AI. We have more than 10,000 medical records from our patients. It turns out that, if you want to automate primary care with AI, it's impossible to get the medical records from a third party because, to make that HIPAA-compliant, they would have to de-identify them to the point where the data wouldn't be granular enough. It's not enough to remove someone's name off of the chart, because you have so much data on them that you can triangulate it back to the patient. By running the practice, we're able to train our own algorithms. It's HIPAA-compliant because the data never leaves the practice without the patient's authorization.

WF: How do you get patients comfortable with AI-assisted physicians?

FAVVAS: In the short to medium term, the AI is just going to give the physician superpowers. It's going to enable them to make better-quality decisions, to burn out less, to spend more quality time with the patient. And it's going to give the patient more access. If it's 2 a.m. and you want a refill for a prescription and a chatbot can do it for you, you're probably going to be okay with that, right? The physician is not going to disappear in the next few years, but they're going to be augmented by technology. They're going to have superpowers. The technology will start by handing off the more mundane stuff — ordering your lab tests, reviewing your prescriptions, preparing and collecting information, and then giving it to the physician to make a decision.

WF: What regulation are you subject to?

FAVVAS: As long as human physicians are reviewing the decisions and have final say, we're exempt from FDA requirements. As long as the physician has access to the underlying data, they don't have to review it, necessarily, but as long as they have access to the data that feeds into the AI's decision, that's fine. The FDA requirements are clear and well established.

The moment the AI is autonomous and makes a clinical decision on its own, then we need FDA approval. We're still a long way from having the AI make decisions on its own.

WF: What's your long-term vision for Circle Medical?

FAVVAS: We don't see our practice and our AI work as two startups in one. We see it as an integrated product, it the same way that the hardware and the software are part of your iPhone. We're customer-driven, so if we look at this from the perspective of the patient, we're building the most convenient, cost-effective, high-quality medical practice there is. A big part of that is technology and AI. That's what helps the product scale. That's what gives us, even today, seven times the margins of a traditional brick-and-mortar medical practice. We're doing primary care today, it's convenient and tech-enabled, and the experience is great. We're progressively on a path toward greater automation, more efficiency, and more AI, and that's transparent to our patients. They're already using an app to chat in with questions. The difference they're going to see is quicker responses, as the AI becomes able to handle more and more of their issues.

WF: What risks do you face?

FAVVAS: I think the biggest challenge for us, as a software company, is dealing with a system that is regulated and very, very slow. Where that becomes an issue is, most often, where we interface with the rest of the system. Anything that we build or operate internally is efficient, fast, tech-driven, and scalable, but then we have to send a patient's referral fees and they want to send them back with an insurance card. Someone is going to have to look at that and call someone and talk about it. So whenever we interface with the rest of the healthcare system, there's potential for things to slow down, and that can reflect on our user experience.

For example, scheduling is super easy with us. You do it through the app — you look at a calendar, pick a date, and you're done in five seconds. If we send you to a specialist, we can send all the records over, but if we don't have an API that gives us access to their calendar, then it might take you four days of back-and-forth with them to schedule an appointment. Another example is it took about four months to get our account set up with a third-party lab to do tests for us. That's standard in healthcare. It's not standard for us.

The other challenge has been hiring physicians. In our model, in the next five years, we're going to be at 200 physicians. The risk there is more acute in the early days because it's harder to find people who are comfortable in a fast-moving environment where things are changing. As we get to scale and our processes are codified, I think we'll appeal to a larger set of physicians, but right now, we still need the ones who are a little crazy or different or have already tried the old and want to do something new. We're not pure software – there's a human component – and we need to recruit and train and onboard and manage these people. There's some risk there compared to a pure software play, where you hit product-market fit and there's comparatively less incremental risk.

Growth is going to unlock everything else. It's what's going to give us more data to better train the AI. It's what's going to enable us to have the revenue base to keep growing while we train the AI. We've seen so many companies fail in the healthcare space because they build cool technology and then they just die trying to sell it to a hospital system. We have a very ambitious and aggressive view of the future we're building, in terms of the role of technology, and we have a very pragmatic approach to our business, where we're growing revenue month by month.

WF: Who's on your team?

FAVVAS: I'm George Favvas, CEO and co-founder of Circle Medical. I've been in startups for 20 years. I started as a web developer, then moved to the product side. I was part of two exits in Canada before moving to the Bay Area. I taught product at General Assembly.

My co-founder and CTO, JS Boulanger, and I have worked together for 12 or 13 years across three companies. We co-founded a company called PerkHub, which was an enterprise SaaS platform that Google used to manage their employee perks. That's how we understood the benefits space and how to work with HR. JS studied AI at McGill University in the 1990s, before AI was a thing, and did research in the machine learning lab under a professor who's now running the Group in Montreal.

Our medical director, Tom Ronay, was a medical director in the U.S. military. He built clinics in the desert in Egypt, ran a clinic in Monterey, California, and then worked for One Medical for two years as a primary care physician.

Cassandra Choi is our operations director. She's really a blend between tech and healthcare. She was a nurse for five years, and then was on the early product team at Forward when they launched.

That's the core team. One of our engineers is a world-ranked Go champion. Our physicians all have eight to 15 years of experience. They're all board-certified in internal medicine or family medicine.

WF: Who are your investors?

FAVVAS: We've received investment from the Y Combinator Collaborative Fund. Tencent is a strategic investor, because healthcare is an even bigger challenge in China, they have a physician shortage that is even more acute, and the tools that we're building today could in the future be licensed to other hospital systems in the U.S. or abroad. Some of our angels are Joe Montana, Gmail creator Paul Buchheit, and YouTube co-founder Jawed Karim.

RISKS

1 A former physician of Circle Medical Care of California, a California Professional Corporation, an affiliated medical practice, resigned in December 2017. After the physician resigned, the physician sent a demand letter in connection with matters relating to the employment relationship, with a demand of up to $20,000. The Company believes the claims are frivolous and without merit. The physician has not filed a complaint and the parties are currently discussing a settlement.

We are pushing boundaries in a highly regulated environment. While

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Circle Medical is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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